EXHIBIT (d)(2)
As Amended: April 02, 2007
Schedule A
to the Investment Advisory Agreement between
American Performance Funds and AXIA Investment Management, Inc.
(formerly BOk Investment Advisers, Inc.)
dated May 12, 2001

Name of Fund	Compensation*
American Performance U.S. Treasury Fund	Annual rate of fifteen one-hundredths of one percent (0.15%) of American Performance U.S. Treasury Fund’s average daily net assets.

American Performance Cash Management Fund	Annual rate of fifteen one-hundredths of one percent (0.15%) of American Performance Cash Management Fund’s average daily net assets.

American Performance Bond Fund	Annual rate of fifty-five one-hundredths of one percent (0.55%) of American Performance Bond Fund’s average daily net assets.

American Performance Intermediate Bond Fund	Annual rate of fifty-five one-hundredths of one percent (0.55%) of American Performance Intermediate Bond Fund’s average daily net assets.

American Performance Intermediate Tax-Free Bond Fund	Annual rate of fifty-five one-hundredths of one percent (0.55%) of American Performance Intermediate Tax-Free Bond Fund’s average daily net assets.

American Performance Short-Term Income Fund	Annual rate of fifty-five one-hundredths of one percent (0.55%) of American Performance Short-Term Income Fund’s average daily net assets.

American Performance Equity Fund	Annual rate of sixty-nine one-hundredths of one percent (0.69%) of American Performance Equity Fund’s average daily net assets.

American Performance Balanced Fund	Annual rate of seventy-four one-hundredths of one percent (0.74%) of American Performance Balanced Fund’s average daily net assets.

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Schedule A (continued)
to the Investment Advisory Agreement between
American Performance Funds and AXIA Investment Management, Inc.
(formerly BOk Investment Advisers, Inc.)
dated May 12, 2001

Name of Fund	Compensation*
American Performance Tax-Free Money Market Fund	Annual rate of fifty-five one-hundredths of one percent (0.15%) of American Performance Institutional Tax-Free Money Market Fund’s average daily net assets.

American Performance Equity U.S. Tax-Efficient Mid Cap Equity Fund	Annual rate of sixty-nine one-hundredths of one percent (0.69%) of American Performance U.S. Tax-Efficient Mid Cap Equity Fund’s average daily net assets.

American Performance Equity U.S. Large Cap Equity Fund	Annual rate of sixty-nine one-hundredths of one percent (0.69%) of American Performance U.S. Large Cap Equity Fund’s average daily net assets.

American Performance Equity U.S. Mid Cap Equity Fund	Annual rate of sixty-nine one-hundredths of one percent (0.69%) of American Performance U.S. Mid Cap Equity Fund’s average daily net assets.

American Performance Small Cap Equity Fund	Annual rate of sixty-nine one-hundredths of one percent (0.69%) of American Performance Small Cap Equity Fund’s average daily net assets.

[SEAL]	AMERICAN PERFORMANCE FUNDS

By:
Name:
Date:

[SEAL]	INVESTMENT CONCEPTS, INC.

By:
Name:
Date:

*	All fees are computed daily and paid monthly.

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